Exhibit 10.3

                              AMENDED AND RESTATED
                          MORTGAGE WAREHOUSING CREDIT
                             AND SECURITY AGREEMENT


BANK: BANK ONE, ARIZONA, NA, a national banking association formerly known as The Valley National
             Bank of Arizona

             Mailing Address of Bank:

             Real Estate Finance Division
             Mortgage Finance Department
             Post Office Box 29542
             Phoenix, Arizona  85038
             Attention:  Dept. A-581

BORROWER:    CH MORTGAGE COMPANY, a Colorado corporation
             formerly known as American Western Mortgage Company

             Mailing Address of Borrower:

             7001 North Scottsdale Road
             Suite 2050
             Scottsdale, Arizona  85250

DATE:        July 1, 1995


                                   Background
                                   ----------

         A. Bank and Borrower are currently parties to that Amended and Restated Warehousing Credit and Security Agreement dated September 26, 1991, as thereafter amended (the "Original Credit Agreement"), pursuant to which Bank agreed to make available to Borrower a warehousing line of credit in the amount of $15,000,000.00 to finance the making of certain mortgage loans originated by Borrower, as more specifically set forth therein. The indebtedness of Borrower under the Original Credit Agreement is guaranteed by Continental Homes, Inc., a Delaware corporation ("CHI"), and by Continental Homes Holding Corp., a Delaware corporation ("CHHC").

         B. At the time of execution of the Original Credit Agreement, (i) CHHC owned one hundred percent (100%) of the outstanding capital stock of CHI, and
(ii) CHI owned one hundred percent (100%) of the outstanding capital stock of Borrower.

         C. Bank and Miltex Mortgage of Texas Limited Partnership, a Texas limited partnership dba Miltex Mortgage Company ("Miltex") are currently parties to that Mortgage Warehousing Credit and Security Agreement dated May 27, 1994, as thereafter amended (the "Miltex Credit Agreement"), pursuant to which Bank agreed to make available to Miltex a warehousing line of credit in the amount of $10,000,000.00 to finance the making of certain mortgage loans originated by Miltex, as more specifically set forth therein. The indebtedness of Miltex under the Miltex Credit Agreement is guaranteed by Milburn Investments, Inc., a Texas corporation ("Milburn").

         D. At the time of execution of the Miltex Credit Agreement, (i) CHHC owned one hundred percent (100%) of the outstanding capital stock of Milburn, and (ii) Milburn owned one hundred percent (100%) of the general and limited partnership interests in Miltex.

         E. Pursuant to a corporate reorganization (the "Reorganization") contemplated to be undertaken, Borrower will be purchasing certain assets of Miltex. The remaining assets of Miltex will be liquidated, and the partnership agreement of Miltex will be terminated. After the purchase of the assets Borrower will change its name to CH Mortgage Company. The Reorganization is more particularly described in that certain Asset Purchase Agreement dated July 1, 1995 (the "Plan") between Borrower, Milburn and Miltex.

         F. Subsequent to the Reorganization, one hundred percent (100%) of the outstanding capital stock of Borrower shall continue to be owned by CHI, and one hundred percent (100%) of the outstanding capital stock of CHI shall continue to be owned by CHHC.

         G. Pursuant to Section 6.6 of the Original Credit Agreement, Borrower agreed that without the consent of Bank, Borrower would not, among other things, consolidate with or merge into any other person. Pursuant to Section 6.5 of the Miltex Credit Agreement, Miltex agreed that without the consent of Bank, Miltex would not, among other things transfer all of its assets or consolidate with or merge into any other person.

         H. Borrower and Miltex have requested that (i) Bank consent to the Reorganization, (ii) Bank consolidate the loan evidenced by the Original Credit Agreement and the loan evidenced by the Miltex Credit Agreement into a single loan, and (iii) Bank consolidate, amend and restate the Original Credit Agreement and the Miltex Credit Agreement.

         I. Bank is willing to give such consent and to enter into such consolidated, amended and restated agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         I.       DEFINITIONS.

                  1.1 Defined Terms. Capitalized terms defined below or elsewhere in this Agreement (including the Exhibits hereto) shall have the following meanings (defined terms may be used in the singular or the plural, as the context requires):

                  "Advance" means a disbursement by Bank under the Commitment, including readvances of funds previously advanced to Borrower and repaid to Bank.

                  "Advance Request" means a request for Advance in such form as Bank may require from time to time.

                  "Agreement" means this Amended and Restated Mortgage Warehousing Credit and Security Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

                  "Approved  Bailee   Agreement"  means  each  bailee  agreement
         approved by Bank pursuant to Section 2.2.

                  "Approved Investor" means FNMA, FHLMC, GNMA or each other private investor approved by Bank pursuant to Section 4.2.

                  "Approved Purchase Commitment" means each purchase commitment approved by Bank pursuant to Section 2.2(a)(vi).

                  "Approved States" means the states of Arizona, Colorado, Florida and Texas.

                  "Attached Housing" means residential housing units intended for occupancy by a single family that are joined by common walls but are separately owned, including without limitation, condominiums, townhouses and patio homes.

                  "Attached Housing Mortgages" means all Pledged Mortgages secured by Attached Housing.

                  "Bank" means Bank One, Arizona, NA, a national banking association.

                  "Borrower" means CH Mortgage Company, a Colorado corporation, formerly known as American Western Mortgage Company.

                  "Business Day" means any day excluding Saturday, Sunday and any day on which national banks are authorized or required to be closed.

                  "CHHC" has the meaning set forth in Recital A.

                  "CHI" has the meaning set forth in Recital A.

                  "Collateral" has the meaning set forth in Section 3.1.

                  "Collateral Documents" means the documents and instruments required to be delivered by Borrower pursuant to Section 2.2(a)(v).

                  "Collateral to Come Advances" means those Advances made by Bank hereunder where Bank has accepted a telecopy of the Advance Request in lieu of the Collateral Documents, as provided in Section 2.2(a)(v). When Bank receives the Collateral Documents, such Advances will no longer be Collateral to Come Advances.

                  "Collateral  Value"  has the  meaning  set  forth  in  Section
         2.1(d).

                  "Commitment" has the meaning set forth in Section 2.1(b).

                  "Committed Mortgage Loan" means an Eligible Mortgage Loan that is subject to an Approved Purchase Commitment.

                  "Conventional Loan" means a Mortgage Loan satisfying the requirements for sale to an Approved Investor, FNMA or FHLMC and which otherwise meets the requirements of an Approved Investor, FNMA or FHLMC standard program as certified in writing by an officer of Borrower (which certificate shall also include a copy of such program's or Approved Investor's guidelines if requested by Bank); and with respect to which amounts in excess of 80% of the appraised value of the real property collateral for such Mortgage Loan (or such other percentage, whether higher or lower, as may be required by applicable laws, rules and regulations or Approved Investors) are insured by private mortgage insurers acceptable to the Approved Investors.

                  "Credit Agreement Documents" shall mean this Agreement, the Note, the Guaranty, and all other documents and instruments executed and delivered in connection with the Loan.

                  "Current  Market  Value" has the  meaning set forth in Section
         3.2.

                  "Default Rate" has the meaning set forth in Section 2.4(d).

                  "Effective Date" means the date upon which (i) this Agreement has been duly executed and delivered by Borrower and (ii) all conditions precedent to the effectiveness hereof pursuant to Article IV have been satisfied.

                  "Eligible Mortgage Loan" means a permanent Mortgage Loan which
         (i) is secured by a Mortgage constituting a first lien on single family residential property located in an Approved State, (ii) is a
         Conventional Mortgage Loan, Jumbo Loan, FHA Loan or VA Loan, (iii) closed and funded not more than one hundred twenty (120) days prior to the earlier of (A) the date on which Bank receives a telecopy of the Advance Request, if applicable, pursuant to Section 2.2(a)(v), or (B) the date on which the Collateral Documents for such loan are delivered to Bank pursuant to Section 2.2(a)(v) hereof, (iv) provides for a fixed or variable rate of interest, (v) provides for regular monthly payments (that may change in the case of variable rate loans) in an amount sufficient to pay all accrued interest each month and fully amortize the loan in not more than thirty (30) years with no negative amortization, and (vi) otherwise complies with the terms and conditions of this Agreement.

                  "Event of Default" means any of the conditions or events set forth in Section 7.1 hereof.

                  "FHA"  means  the  Federal  Housing   Administration  and  any
         successor thereto.

                  "FHA Loan" means a Mortgage Loan for which an FHA Certificate of Insurance has been issued.

                  "FHA Certificate of Insurance" means a certificate of insurance or any similar certificate or instrument issued by FHA evidencing that FHA has insured the payment of a portion of the principal and interest on an Eligible Mortgage Loan, or if such certificate has not been issued, the originally executed form HUD-92900-A (or successor form) relating to such Mortgage Loan.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

                  "FNMA" means the Federal National Mortgage Association or any successor thereto.

                  "Floating Rate" has the meaning set forth in the Note.

                  "Funding Date" means with respect to each Advance against a specific Eligible Mortgage Loan, the date of the making of such Advance.

                  "GAAP"  means   generally   accepted   accounting   principles
         consistently applied.

                  "GNMA" means the Government National Mortgage Association or any successor thereto.

                  "Guarantor" or "Guarantors" means CHI and CHHC.

                  "Guaranty" has the meaning set forth in Section 4.1(b).

                  "Indemnified Liabilities" has the meaning set forth in Article IX.

                  "Interest Credit" has the meaning set forth in Section 2.4(e).

                  "Jumbo Loan" means a Mortgage Loan that (i) is in excess of the ceiling amount for Conventional Mortgage Loans pursuant to applicable laws, rules and regulations, (ii) is not in excess of the principal amount of $500,000, and (iii) except with respect to amount, satisfies all of the other requirements for Conventional Loans.

                  "Late Fee" has the meaning set forth in Section 2.4(c).

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Loan" means the loans and Advances from time to time made by Bank to Borrower pursuant to this Agreement.

                  "Margin Call" has the meaning set forth in Section 3.3.

                  "Margin Credit" has the meaning set forth in Section 3.4.

                  "Maturity Date" means December 1, 1995.

                  "Maximum Rate" has the meaning set fort in the Note.

                  "Miltex" has the meaning set forth in Recital C.

                  "Miltex Credit Agreement" has the meaning set forth in Recital C.

                  "Mortgage" means a mortgage or deed of trust on improved real property.

                  "Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage.

                  "Mortgage Note" means a note secured by a Mortgage.

                  "Note" has the meaning set forth in Section 2.3.

                  "Notices" has the meaning set forth in Article VIII.

                  "Obligations" has the meaning set forth in Section 3.1.

                  "Officer's Certificate" means a certificate executed on behalf of Borrower by the chief financial officer or such other officer of Borrower approved by Bank.

                  "Original Credit Agreement" has the meaning set forth in Recital A.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Plan" has the meaning set forth in Recital E.

                  "Pledged Mortgages" means all promissory notes and mortgages or deeds of trust or security deeds and other documents and instruments evidencing or securing the Eligible Mortgage Loans with respect to which Bank has made an Advance hereunder.

                  "Prime Rate" means the rate of interest established and publicly announced from time to time by Bank One, Arizona, NA or its successors, as its "Prime Rate" or "Reference Rate," whether or not such rate actually is the lowest rate available to commercial borrowers or other customers of such bank.

                  "Reorganization" has the meaning set forth in Recital E.

                  "Uncommitted Mortgage Loan" means an Eligible Mortgage Loan that is not subject to an Approved Purchase Commitment.

                  "Unmatured Event of Default" means the occurrence of any event or existence of any condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                  "Unused Commitment Fee" has the meaning set forth in Section 2.4(f)(iii).

                  "VA" means Veterans Administration or any successor thereto.

                  "VA Guarantee Certificate" means a guarantee or any similar instrument issued by VA evidencing that VA has guaranteed the payment of a portion of principal and interest on an Eligible Mortgage Loan, or if such guarantee has not been issued, the originally executed Form VA 26-1802a (or successor form) relating to such Mortgage Loan.

                  "VA Loan" means a mortgage loan for which a VA Guarantee Certificate has been issued.

         II.      THE CREDIT.

                  2.1      Agreements of Bank and the Commitment.

                           (a)Consent  to  Reorganization.  From and  after  the
Effective Date, Bank (i) consents to the Reorganization and agrees that the Reorganization does not constitute a default or an Event of Default under the Original Credit Agreement, the Miltex Credit Agreement or this Agreement; and
(ii) agrees that all of the loans and advances then outstanding under the Original Credit Agreement (which advances, as of June 28, 1995, are in the principal amount of $4,463,963.00) and under the Miltex Agreement (which advances, as of June 28, 1995, are in the principal amount of $6,449,012.00) (collectively, the "Existing Advances") shall be deemed to be outstanding Advances under this Agreement. The parties hereto agree that all existing collateral security granted pursuant to the Original Credit Agreement and the Miltex Credit Agreement shall be deemed to constitute collateral security under this Agreement and shall be appropriately classified under the terms of this Agreement. Borrower hereby reaffirms, ratifies and confirms the granting of the security interest in and the liens and encumbrances on all such collateral for the purpose of securing the revolving line of credit pursuant to this Agreement, the Note and the obligations contained herein. Borrower shall execute and deliver such further instruments and shall do and perform all matters and things necessary to maintain Bank's security and benefits in such collateral. Borrower represents, warrants and affirms to Bank that it has no defense, setoff or counterclaim against Bank in regard to Borrower's obligations under the Original Credit Agreement or any other documents executed in connection therewith. The parties hereto agree that this Agreement, the Note, the Guaranty and all other documents executed pursuant hereto shall amend, supersede and replace in their entirety, the Original Credit Agreement, the Miltex Credit Agreement, and all promissory notes, guaranties and other documents executed pursuant thereto.

                           (b)Agreement  of  Bank.  Subject  to  the  terms  and
conditions of this Agreement, Bank agrees, from time to time from and after the Effective Date, to make Advances to Borrower, so long as the total aggregate principal amount outstanding at any one time of all Advances shall not exceed $25,000,000.00 (the "Commitment"). Within the Commitment, Borrower may borrow, repay and reborrow.

                           (c)Use of Advances;  Request for  Advances.  Advances
shall be used by Borrower solely for the purpose of reimbursing Borrower for the origination by Borrower of Eligible Mortgage Loans. Advances shall be made at the request of Borrower, in the manner hereinafter provided in Section 2.2 hereof, against the pledge of such Eligible Mortgage Loans as Collateral therefor.

                           (d)Maximum  Amount of Advances.  The aggregate amount
of all Advances made against an Eligible Mortgage Loan shall not exceed the following amount (the "Collateral Value") applicable to the type of Collateral at the time it is pledged:

                           (i)with respect to a Committed Mortgage Loan, the lesser of (a) ninety-eight percent (98%) of the committed purchase price thereof set forth in the Approved Purchase Commitment for such Eligible Mortgage Loan, or (b) the face amount of the Mortgage Loan; or (c) the funds actually advanced by Borrower in extending the Mortgage Loan; and

                           (ii)with respect to an Uncommitted Mortgage Loan, the
                  lesser of (A) ninety-six percent (96%) of the Current Market Value, or (B) the face amount of the Mortgage Loan, or (C) the funds actually advanced by Borrower in extending the Mortgage Loan.

                           (e)Limitation   on  Advances.   Notwithstanding   the
foregoing, Bank's obligation to make Advances shall be subject to the following limitations:

                           (i)Bank  shall not be obligated to make Advances with
respect to any Attached Housing Mortgages if the aggregate number of all Pledged Mortgages that are Attached Housing Mortgages at any time exceeds or would exceed ten percent (10%) of the aggregate number of all Pledged Mortgages.

                           (ii)Bank shall not be obligated to make Advances with
respect to a Jumbo Loan if the aggregate number of all Pledged Mortgages constituting Jumbo Loans at any time exceeds or would exceed ten percent (10%) of the aggregate number of all Pledged Mortgages.

                           (iii)Bank  shall not be  obligated  to make  Advances
that are Collateral to Come Advances (A) during the first five (5) Business Days of each calendar month or during the last five (5) Business Days of each calendar month if the aggregate principal amount of all Advances that are Collateral to Come Advances during such time exceeds or would exceed thirty percent (30%) of the Commitment amount; or (B) during all other times if the aggregate principal amount of all Advances that are Collateral to Come Advances during such time exceeds or would exceed twenty percent (20%) of the Commitment amount.

                           (iv)Bank shall not be obligated to make Advances with
respect to an Uncommitted Mortgage Loan if the aggregate principal amount of all Advances outstanding against Uncommitted Mortgage Loans at any time exceeds or would exceed fifteen percent (15%) of the aggregate principal amount of all Advances outstanding under the Loan.

                  2.2 Conditions Precedent to Advances and Procedure for Obtaining Advances.

                           (a)Conditions  Precedent.  The  obligation of Bank to
make any Advances is subject to the satisfaction, in the sole discretion of Bank, on or before each Funding Date, of the following conditions precedent:

                           (i)Effective  Date. All of the  conditions  precedent
set forth in Section 4.1 shall have been satisfied and the Effective Date shall have occurred.

                           (ii)No Defaults. No Default or Event of Default shall
have occurred and be continuing.

                           (iii)Accuracy of Representations and Warranties.  All
representations and warranties made herein or in any other Loan Document shall be true and correct as of the date of each such Advance as if made on and as of such date.

                           (iv)Advance Request. Borrower shall have executed and
delivered to Bank a properly completed and duly executed Advance Request.

                           (v)Collateral   Documents.    Borrower   shall   have
delivered to Bank the documents required in Exhibit A hereto (the "Collateral Documents"). Bank shall have the right, on three (3) Business Days prior notice to Borrower, to include different or additional items than those which are listed in Exhibit A hereto to conform to current legal requirements or Bank's practices. Bank shall accept a telecopy of the Advance Request described in subparagraph 2.2(a)(iv), in lieu of the Collateral Documents; provided, however, that Borrower will provide to Bank all Collateral Documents within five (5) Business Days thereafter.

                           (vi)Approval   of  Purchase   Commitment  and  Bailee
Agreement. With respect to Committed Mortgage Loans, Borrower shall have delivered to Bank and Bank shall have approved, in its reasonable discretion (A) Borrower's written confirmation of an oral commitment and, if requested by Bank in its sole and absolute discretion a written, master purchase commitment/sales contract from an Approved Investor setting forth the terms pursuant to which such Approved Investor agrees to purchase Mortgage Loans from Borrower (an "Approved Purchase Commitment"), and (B) if requested by Bank within two (2) Business Days after the above-described written confirmation, a specific commitment issued pursuant to the Approved Purchase Commitment to purchase the Eligible Mortgage Loan for which the Advance Request is made, and (C) a bailee agreement pursuant to which such Approved Investor has agreed to hold Mortgage Loans as Bank's bailee to perfect Bank's security interest therein (an "Approved Bailee Agreement").

                           (vii)Continuing  Effectiveness  of Approved  Purchase
Commitment and Bailee Agreement. With respect to Committed Mortgage Loans, the applicable Approved Purchase Commitment and Approved Bailee Agreement shall be in full force and effect and not subject to any claims or defenses.

                           (b)Timing  of  Advance.  So  long  as all  conditions
precedent to an Advance have been satisfied prior to (i) 10:00 A.M., Phoenix, Arizona time, on any Business Day if Bank will be wiring the Advance or (ii) 1:00 P.M., Phoenix, Arizona time, on any Business Day that Advances are made in any method other than wiring, Bank shall use reasonable efforts to make the Advance prior to 5:00 P.M., Phoenix, Arizona time, on the same Business Day, and in any event not later than 5:00 P.M., Phoenix, Arizona time, on the second Business Day thereafter. If the conditions precedent to an Advance are satisfied after 10:00 A.M. or 1:00 P.M., as applicable, Phoenix, Arizona, time on any Business Day, Bank will use reasonable efforts to make the Advance by 5:00 P.M., Phoenix, Arizona, time on the next Business Day, and in any event not later than 5:00 P.M., Phoenix, Arizona, time on the second Business Day thereafter.

                           (c)Single  Indebtedness.   All  Advances  under  this
Agreement shall constitute a single indebtedness and all of the Collateral shall be security for the Note and for the performance of all obligations of Borrower to Bank.

                           (d)Bank's Option.  At Bank's option,  Advances may be
made (i) by wire transfer to the applicable title companies, or (ii) by payment directly to Borrower (provided that Bank will not make Advances directly to Borrower in any case where Bank has permitted Borrower to retain possession of the Mortgage Note in question), or (iii) by deposit to Borrower's zero balance account maintained by Borrower at Bank (which deposit will be applied to pay drafts drawn by title companies or other persons conducting the closing of the related Eligible Mortgage Loan). As a further condition to Advances, Borrower shall present to Bank appropriate wiring instructions, as required by Bank.

                           (e)Zero  Balance  Account.  From  time to time in the
sole and absolute discretion of Bank, Borrower may be permitted to cause drafts drawn on Borrower's zero balance account maintained at Bank to be presented to Bank for payment in connection with the funding of Eligible Mortgage Loans, notwithstanding that Borrower has not made an Advance Request or submitted Collateral Documents in connection with such Mortgage Loan. Bank may pay any such drafts without any further consent of or notice to Borrower and shall be entitled to assume that each draft is proper, duly authorized, and validly presented. Any payment by Bank of such draft shall be deemed to be an Advance, notwithstanding that the conditions precedent to Advances have not been satisfied. Any such Advance for which an Advance Request or Collateral Documents have not been submitted shall be due and payable in full prior to 1:00 p.m., Phoenix, Arizona time on the first Business Day after the date the related draft was presented to Bank. Notwithstanding any other provision of the Credit Agreement Documents to the contrary, Borrower (and each Guarantor by executing the Guaranty) hereby irrevocably authorizes Bank to withdraw from and set off against any deposit accounts maintained by Borrower or any Guarantor with Bank the amount of any such Advances as due and payable; provided, however, that such right of set-off shall not apply to any deposits of escrow monies being held on behalf of mortgagors under Mortgage loans or other third parties or accounts containing only principal and interest payments by borrowers under Mortgage Loans that are maintained in connection with Borrower's servicing of Mortgage Loans. If at any time, Bank elects, in its sole and absolute discretion, not to permit further Advances pursuant to this Section 2.2(e), Borrower shall immediately cease allowing title companies or other persons to submit such drafts except in connection with Advances for which all the conditions precedent set forth herein have been satisfied.

                  2.3 Note. Borrower's obligation to pay the principal of, and interest on, all Advances made by Bank shall be evidenced by the promissory note (the "Note") dated as of the date hereof substantially in the form of Exhibit B attached hereto. The Note shall supersede and replace the existing promissory notes executed pursuant to the Original Credit Agreement and the Miltex Credit Agreement. Upon execution of the Note by Borrower, the amounts outstanding under such existing promissory notes shall be deemed to be disbursed pursuant to the Note and presently outstanding thereunder. The term "Note" shall include all extensions, renewals and modifications of the Note and all substitutions or replacements therefor. All terms and provisions of the Note are incorporated herein.

                  2.4 Interest.

                           (a)Interest  Rate.  Subject to the  provisions in the
Note, the unpaid amount of each Advance shall bear interest from and including the date of such Advance until paid in full at the applicable rate of interest set forth in the Note.

                           (b)Interest  Payments.   Interest  shall  be  payable
monthly in arrears, on the first (1st) day of each month, commencing with the first day of the first month following the date hereof, and on the Maturity Date.

                           (c)Late Fee.  Subject to the  provisions in the Note,
Borrower shall pay to Bank a late fee ("Late Fee") of four percent (4%) of the amount of any interest payment past due in excess of fifteen (15) days.

                           (d)Default  Rate.  Subject to the  provisions  in the
Note, upon and after an Event of Default hereunder, at the option of Bank, the outstanding principal amount of all Advances shall bear interest, payable on demand, at a rate per annum equal to the sum of the Floating Rate plus four percent (4%) (the "Default Rate"). The application of the Default Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement or otherwise to limit any of Bank's remedies under this Agreement.

                           (e)Fees and Expenses. In addition to all interest and
other fees payable pursuant to the Credit Agreement Documents and this Agreement, Borrower agrees to pay:

                           (i)Commitment Fee. A commitment fee of one-quarter of
one percent (.25%) per annum of the Commitment amount, payable upon execution of this Agreement; provided, however, that Borrower shall be entitled to a credit against such commitment fee in an amount equal to the commitment fees paid under the Original Credit Agreement and the Miltex Credit Agreement that relate to the period from the Effective Date until the Maturity Date.

                           (ii)Package Fee. A fee of $15.00 per Pledged Mortgage
to cover the costs of Bank's reviewing the Collateral Package of such Pledged Mortgage. All such fees accumulated in each month shall be payable on the first day of the following month and so long as such fees are paid on such first day, Bank will not charge interest on the accrued fees. No package fees will be charged for those Pledged Mortgages that are simultaneously paid in full from funds in Borrower's account maintained at Bank.

                           (iii)Unused  Commitment Fee. An Unused Commitment Fee
computed at the rate of one-fourth of one percent (.25%) per annum on the unused portion of the Commitment amount of $25,000,000.00, calculated from the date hereof and payable monthly in arrears. For each month (or portion thereof), the Unused Commitment Fee shall be equal to (A) $25,000,000.00 minus (B) the "average monthly outstandings" for the month (or portion thereof) with respect to which the Unused Commitment Fee is being computed, with the resulting number multiplied by (C) one-twelfth (1/12th) of the rate of one-fourth of one percent (.25%) per annum. As used herein, "average monthly outstandings" means the sum of the outstanding amount of the Advances on each day during the month (or portion thereof for which the fee is being computed) with respect to which the Unused Commitment Fee is being computed, divided by the number of days in that month (or portion thereof). If the Unused Commitment Fee is being computed for less than a full month, the percentage used in clause (C) above shall be computed on a daily basis for the number of days for which the fee is being computed.

                           (iv)Wire  Transfer  Fees.  Such wire transfer fees as
shall be charged by Bank from time to time to its customers. All such fees accumulated in each month shall be payable on the first day of the following month and so long as such fees are paid on such first day, Bank will not charge interest on the accrued fees.

                           (v)Other  Fees.  All fees and  expenses  described in
Article IX.

                  2.5  Principal Payments.

                           (a)Maturity Date. The outstanding principal amount of
all Advances and all other amounts outstanding hereunder shall be payable in full on the Maturity Date or upon the earlier expiration or termination of the Commitment.

                           (b)Prepayment.  Borrower  shall  have  the  right  to
prepay the outstanding Advances in whole or in part, from time to time, in accordance with the provisions of the Note.

                           (c)Other Mandatory Principal  Payments.  In addition,
Borrower shall be obligated to pay to Bank, without the necessity of prior demand or notice from Bank, the amount of any outstanding Advance against a specific Eligible Mortgage Loan as shown on Bank's records, upon the occurrence of any of the following events:

                           (i)Maximum  Period after  Funding  Date.  One hundred
eighty (180) days have elapsed from the initial Funding Date for such Eligible Mortgage;

                           (ii)No  Approved  Purchase   Commitment.   Seven  (7)
Business Days have elapsed from the initial Funding Date for an Uncommitted Mortgage Loan without such Mortgage Loan being reclassified as a Committed Mortgage Loan;

                           (iii)Ineligible  Mortgage  Loans.  Any Mortgage  Loan
with respect to which Bank has made an Advance is found not to constitute an Eligible Mortgage Loan upon examination by Bank of the Collateral Documents with respect thereto or other information received by Bank;

                           (iv)Failure  to Deliver  Collateral  Documents.  With
respect to Collateral to Come Fundings, five (5) Business Days have elapsed from the date the Advance Request was telecopied to Bank without Borrower providing the Collateral Documents;

                           (v)Rejection by Purchaser. Two (2) Business Days have
elapsed after the Collateral Documents for such Eligible Mortgage are rejected by the Approved Investor as unsatisfactory;

                           (vi)Failure  to Purchase.  Forty (40)  calendar  days
have elapsed from the delivery of an Eligible Mortgage Loan to an Approved Investor for purchase without the purchase being made;

                           (vii)Inaccuracy of Representations and Warranties. If
any of the representations and warranties set forth in Sections 5.7, 5.13, 6.6 or 6.17 with respect to an Eligible Mortgage Loan are untrue or incorrect in any material respect;

                           (viii)Commitment Exceeded. If the aggregate amount of
all Advances exceeds the available Commitment;

                           (ix)Attached Housing Loans Exceeded. If the aggregate
number of Attached Housing Mortgage Loans exceeds the limitation  established in
Section 2.1(e)(i);

                           (x)Jumbo Loans Exceeded.  If the aggregate  number of
Jumbo Loans exceeds the limitations established in Section 2.1(e)(ii);

                           (xi)Collateral  to  Come  Advances  Exceeded.  If the
aggregate principal amount of Advances constituting Collateral to Come Advances exceeds the respective limitations established in Section 2.1(e)(iii);

                           (xii)Uncommitted  Mortgage  Loans  Exceeded.  If  the
aggregate principal amount of Advances outstanding against Uncommitted Mortgage Loans exceeds the limitations established in Section 2.1(e)(iv);

                           (xiii)Correction of Documents. Ten (10) Business Days
have elapsed from the date the Collateral Document was delivered to Borrower for correction or completion, without being returned to Bank;

                           (xiv)Defaults.   Such   Eligible   Mortgage  Loan  is
defaulted and remains in default for sixty (60) days; or

                           (xv)Sale.  Upon  consummation  of the  sale  of  such
Eligible Mortgage Loan.

         III.     COLLATERAL.

                  3.1 Grant of Security Interest. As security for the payment of all present and future Advances made or to be made by Bank to Borrower under this Agreement and as security for the performance of the Note, and all obligations, indebtedness and liabilities of Borrower to Bank, due or to become due, joint or several, absolute or contingent, now existing or hereafter created, arising pursuant to, or in connection with, this Agreement (collectively, the "Obligations"), Borrower hereby grants to Bank, a security interest in and lien upon and pledge to Bank all of Borrower's right, title and interest in the following described property (collectively, the "Collateral"):

                           (a)Pledged Mortgages.  All Pledged Mortgages;

                           (b)Payments,  etc. All cash, payments and prepayments
of principal, interest, penalties and other income due or to become due in respect of the Pledged Mortgages;

                           (c)Other  Property.  All  of  the  right,  title  and
interest of every nature whatsoever of Borrower in and to the following:

                           (i)All rights,  liens and security interests existing
with respect to, or as security for, the Pledged Mortgages or any part thereof;

                           (ii)All  hazard  and  liability  insurance  policies,
title insurance policies, (or any binders or commitments to issue any of such policies) and all condemnation proceeds and insurance proceeds with respect to or relating to any of the Pledged Mortgages;

                           (iii)All insurance and guarantees with respect to the
Pledged Mortgages, or any binders or commitments or agreements to issue any such insurance or guarantees, and all insurance proceeds, with respect to any of the Pledged Mortgages;

                           (iv)All private  mortgage  insurance  policies or any
binders or commitments to issue any such policies with respect to any of the Pledged Mortgages;

                           (v)All  securities  issued with respect to any of the
Pledged Mortgages;

                           (vi)All  other  rights and  interests  of Borrower in
respect of the Pledged Mortgages;

                           (d)Files,  etc.  All  files,  surveys,  certificates,
correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of Borrower relating to the Pledged Mortgages, including all information, records, data, programs, tapes, discs and cards necessary to administer and service such Collateral;

                           (e)Approved    Purchase    Commitments    and   Other
Agreements. All rights of Borrower under all oral and written purchase commitments, sales contracts, bailee agreements and other agreements and commitments covering the Pledged Mortgages (including without limitation all Approved Purchase Commitments and Approved Bailee Agreements);

                           (f)Other  Rights.  All  personal  property,  contract
rights, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages, and all oral and written purchase commitments, sales contracts and other agreements and commitments covering the Pledged Mortgages (including without limitation all Approved Purchase Commitments) and all other documents or instruments delivered to Bank in respect of the Pledged Mortgages, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Pledged Mortgage; and

                           (g)Proceeds.  All products and proceeds of any of the
foregoing.

                  3.2 Valuation of Collateral. The Collateral shall be valued as set forth below at least weekly and more often at Bank's sole discretion. For purposes hereof, "Current Market Value" shall mean the current price reported to Bank on "Telerate Systems Reports" or other source acceptable to Bank in its sole discretion.

                  3.3 Margin Call. The parties intend that the amount advanced and outstanding under this Agreement with respect to an Uncommitted Mortgage Loan shall at no time exceed ninety-six percent (96%) of its then Current Market Value. If, at any time, the amount advanced with respect to an Uncommitted Mortgage Loan is greater than ninety-six percent (96%) of its then Current Market Value, as determined in accordance with Section 3.2 hereof, then Borrower shall be required to make the payments set forth in this Section 3.3 ("Margin Call"). A Margin Call shall require Borrower to pay to Bank an amount equal to the difference between ninety-six percent (96%) of the then Current Market Value and the amount advanced with respect to such Uncommitted Mortgage Loan. Payment for each Margin Call due to Bank pursuant to this Section 3.3 shall be made by Borrower in immediately available funds within one (1) Business Day following the occurrence of such event, provided, however, if the outstanding aggregate amount of all Margin Calls is equal to or less than $25,000.00, then Borrower shall not be obligated to make payment for such Margin Calls unless and until the aggregate amount of all Margin Calls is greater than $25,000.00, at which time Borrower shall be obligated to immediately pay the entire amount of all outstanding Margin Calls. Such amounts paid by Borrower shall reduce, by a corresponding amount, the amount outstanding under the Note.

                  3.4 Margin Credit. If it is determined from any valuation that ninety-six percent (96%) of the Current Market Value of any Uncommitted Mortgage Loan, as determined in accordance with Section 3.2 hereof, exceeds the amount of the Advances against such Uncommitted Mortgage Loan, such amount in excess of the Collateral Value (the "Margin Credit") shall, upon the written request of Borrower submitted pursuant to the terms of this Agreement for an Advance, be payable to Borrower as an additional Advance against such Uncommitted Mortgage Loan, but only (i) if all obligations to be observed or performed by Borrower under this Agreement are complied with and (ii) there is not a Margin Call then outstanding and no other required principal payments then due pursuant to the terms of this Agreement.

                  3.5      Release of Collateral; Bailee Agreements.

                           (a)Releases.   Provided   no  Event  of  Default  has
occurred and is continuing, Bank will release a Pledged Mortgage from the pledge created hereby, upon receipt by Bank of the amount advanced by Bank under this Agreement with respect to such Pledged Mortgage as shown on Bank's records.

                           (b)Transmittal of Mortgages.  Bank will, upon request
of Borrower, transmit original Mortgage Notes held by Bank in connection with Pledged Mortgages to Approved Investors or other responsible third parties (as determined by Bank) for the purpose of sale. Borrower may transmit other documents and instruments related to Pledged Mortgages to such Approved Investors or other responsible third parties. Such transmission or delivery by Bank or Borrower to an Approved Investor or other third party shall be made pursuant to and shall be subject to the terms of an Approved Bailee Agreement or otherwise upon such terms and conditions reasonably satisfactory to Bank.

                           (c)Proceeds  of Sale.  All proceeds  from the sale or
other disposition of Collateral shall be paid directly to Bank for application to the release payment described in Section 3.5(a). If the proceeds from the sale or disposition of any such Collateral are insufficient to pay Bank an amount equal to the amount advanced by Bank under this Agreement with respect to such Pledged Mortgage, Borrower agrees to immediately after demand by Bank pay the amount of any such insufficiency. If such proceeds from the sale or disposition of such Collateral are in excess of the amount advanced by Bank under this Agreement with respect to such Pledged Mortgage, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, Bank will release such excess to Borrower.

                  3.6 Return of Collateral at End of Commitment. If (i) the Commitment shall have expired or been terminated and (ii) no Advances, interest or other amounts evidenced by the Note or due under this Agreement shall be outstanding and unpaid, Bank shall deliver or release all Collateral in its possession to Borrower or as directed in writing by Borrower. The receipt by Borrower of any Collateral released or delivered to Borrower pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and Bank shall thereafter be discharged from any liability or responsibility therefor.

                  3.7 No Duty to Protect Collateral. Bank shall have no duty to Borrower or any other Person as to the collection or protection of Collateral held hereunder or any income thereon, nor as to the preservation of any rights pertaining thereto, beyond the reasonable care thereof during the time the Collateral is in the actual possession of Bank. Such care as Bank gives to the safekeeping of its own property of like kind shall constitute reasonable care of Collateral when in Bank's actual possession; but Bank is not required to make presentment, demand or protest, or give notice, and need not take action to preserve any rights against prior parties, obligors, account debtors, or others, in connection with any obligation or evidence of indebtedness held as Collateral or in connection with Borrower's obligations. Notwithstanding any provision hereof or of any Approved Bailee Agreement to the contrary, the transmittal and delivery of any Pledged Mortgages, Collateral Documents and other documents or instruments shall be at the sole risk and expense of Borrower and Bank shall not be liable or obligated in any respect in the event of the loss, damage, or destruction of any Collateral Documents, Pledged Mortgages and other documents or instruments or any delay in the transmission or delivery thereof.

         IV.      CONDITIONS PRECEDENT.

                  4.1 Closing. The obligation of Bank to make Advances and the other provisions of this Agreement that are binding upon Bank shall become effective upon the receipt by Bank of the following, all of which must be satisfactory in form and content to Bank, in its sole discretion:

                           (a)Note.  The Note in the  form  attached  hereto  as
Exhibit B, duly executed by Borrower;

                           (b)Guaranty.  The  Guaranty  in the form  attached as
Exhibit C, duly executed by Guarantors;

                           (c)Articles,  Bylaws  and  Good  Standing.  Certified
copies of articles of incorporation and bylaws of Borrower and each Guarantor, and a current certificate of good standing for Borrower for each Approved State (which certificate shall be required only at such time as Borrower requests an Advance with respect to a Pledged Mortgage encumbering property located in such state);

                           (d)Resolutions.   A   resolution   of  the  board  of
directors of Borrower and each Guarantor, certified as of the date thereof by its corporate secretary or assistant secretary, authorizing the execution, delivery and performance of this Agreement and the Note and the Guaranty, as applicable, and all other instruments or documents to be delivered by Borrower and Guarantor pursuant to this Agreement;

                           (e)Incumbency   Certificate.  A  certificate  of  the
corporate secretary or assistant secretary of Borrower and each Guarantor as to the incumbency and authenticity of the signatures of the officers of such corporation executing this Agreement and the Note and the Guaranty and each Advance Request and all other instruments or documents to be delivered pursuant hereto (Bank being entitled to rely thereon until a new such certificate has been furnished to Bank);

                           (f)Financial  Statements.   Financial  statements  of
Borrower and each Guarantor for the period which ended on February 28, 1995;

                           (g)Licenses and Approvals.  Evidence  satisfactory to
Bank that Borrower (i) is a licensed mortgage banker under the laws of the State of Arizona and Texas, if required by Arizona and Texas law, respectively; (ii) has all necessary permits, licenses and approvals necessary to conduct its business in Arizona and Texas; and (iii) has all other necessary licenses and approvals to conduct its business and engage in the activities contemplated hereby;

                           (h)Closing  Letters. If requested by Bank, an insured
closing letter from each title insurance company from which mortgagee title insurance is procured, in form satisfactory to Bank, indemnifying and holding Borrower harmless from and against the failure of the agents of such title insurance companies to comply with the written closing instructions of Borrower as to Pledged Mortgages;

                           (i)Form Documents.  Forms of the Mortgages,  Mortgage
Notes and other Mortgage Loan documents used by Borrower in Arizona and Texas;

                           (j)Opinion  of  Counsel.  An opinion  of counsel  for
Borrower and Guarantor, from an attorney reasonably satisfactory to Bank, as to such matters as Bank may request, including without limitation, matters relating to the completion of the Reorganization and the liquidation and merger contemplated in connection therewith;

                           (k)Payment of  Commitment  Fee.  Borrower  shall have
paid to Bank the commitment fee required in Section 2.4(e)(i).

                  4.2 Approved Investors. As of the date of this Agreement, Bank has approved the proposed purchasers of Eligible Mortgage Loans listed on Exhibit D hereto as Approved Investors hereunder and (unless otherwise indicated on Exhibit D) the bailee agreements with such Approved Investors as Approved Bailee Agreements hereunder. Borrower may, from time to time, request Bank to approve (i) other proposed purchasers of Eligible Mortgage Loans as Approved Investors hereunder and (ii) the purchase agreements and Bailee Agreements with such additional investors as Approved Purchase Commitments and Approved Bailee Agreements, as applicable, hereunder. Any such request shall be made in writing and shall include such information as Bank may request, including, without limitation, financial statements and other financial information with respect to the proposed investor, credit and other references with respect to the proposed investor, a description of the experience of the proposed investor and a copy of all purchase agreements and any proposed bailee agreement with respect to such Investor. Any such approval of a proposed investor and such agreements may be granted or withheld in the reasonable discretion of Bank.

                  4.3 Approved States. As of the date of this Agreement, the Approved States are as designated in Section 1.1. If Borrower desires to include additional states of the United States as Approved States, Borrower shall so notify Bank in writing designating each state to be so included and, with such notification, Borrower shall deliver to Bank (i) a copy of all licenses and approvals necessary to conduct Borrower's business in such state, (ii) evidence satisfactory to Bank that Borrower has all licenses, approvals and authorizations necessary to make residential mortgage loans in such state and that the loan documents proposed to be used by Borrower in such state comply with all laws, rules and regulations, (iii) copies of all loan documents to be used by Borrower to originate Mortgage Loans in such state, (iv) certificates of good standing of Borrower for such state, and (v) UCC-1 financing statements executed by Borrower, in a form acceptable to Bank and suitable for recording or filing in such state. Bank may approve or disapprove the addition of such state as an Approved State in its reasonable discretion.

         V.       REPRESENTATIONS.

                  Borrower hereby represents and warrants to Bank, as of the date of this Agreement and as of the date of each Advance Request, that:

                  5.1 Organization and Good Standing. Borrower and each Guarantor are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their formation or incorporation, have the full legal power and authority to own their respective properties and to carry on their respective businesses as currently conducted and are duly qualified as a foreign partnership or corporation to do business and are in good standing in each jurisdiction in which the transaction of their business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business operations, assets or financial condition of Borrower or such Guarantor.

                  5.2 Borrower's Ownership. One hundred percent (100%) of the issued and outstanding shares of stock in Borrower is owned directly or indirectly by CHI. One hundred percent (100%) of the issued and outstanding shares of stock in CHI is owned by CHHC. None of the stock of Borrower or of any Guarantor has been pledged, assigned, transferred nor does a Lien exist against or with respect to such stock.

                  5.3 Authorization and Enforceability. Borrower has the power and authority to execute, deliver and perform this Agreement, the Note and all other documents contemplated hereby or thereby. Each Guarantor has the power and authority to execute, deliver and perform the Guaranty. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby and the borrowing hereunder and thereunder, have been duly and validly authorized by all necessary partnership action on the part of Borrower (none of which actions have been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law or of the partnership agreement of Borrower, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower, or result in or require the acceleration of any indebtedness of Borrower pursuant to, any agreement, instrument or indenture to which Borrower is a party or by which Borrower or its property may be bound or affected. The execution, delivery and performance by each Guarantor of the Guaranty has been duly and validly authorized by all necessary corporate action on the part of each Guarantor (none of which actions have been modified or rescinded, and all of which actions remain in full force and effect) and do not and will not conflict with or violate any provision of law or of the articles of incorporation or bylaws of each Guarantor, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any lien upon any property or assets of each Guarantor pursuant to any agreement, instrument or indenture to which each Guarantor is a party or by which either Guarantor or its property may be bound or affected. This Agreement, the Note and all other documents contemplated hereby or thereby and the Guaranty constitute legal, valid, and binding obligations of Borrower and each Guarantor, as applicable, enforceable in accordance with their respective terms.

                  5.4 Approvals. The execution and delivery of this Agreement, the Note, the Guaranty and all other documents contemplated hereby or thereby and the performance of Borrower's and Guarantors' respective obligations hereunder and thereunder do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority.

                  5.5 Financial Condition. The financial statements of Borrower and each Guarantor furnished to Bank are complete and accurate and fairly present the financial condition of Borrower and each Guarantor in accordance with GAAP as of the date of such financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition of Borrower or either Guarantor.

                  5.6 Litigation. There are no actions, claims, suits or proceedings pending, or to the knowledge of Borrower, threatened or reasonably anticipated against or affecting Borrower or either Guarantor in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of Borrower or either Guarantor.

                  5.7 Licenses and Approvals. Borrower (i) is, or will be prior to the time that Borrower requests an Advance with respect to a Pledged Mortgage encumbering property located in such state, a licensed mortgage banker under the laws of each Approved State, if required by the law of each Approved State, respectively, (ii) has, or will have prior to the time that Borrower requests an Advance with respect to a Pledged Mortgage encumbering property located in such state, all permits, licenses and approvals necessary to conduct its business in each Approved State and is an approved FHA/VA/FNMA/FHLMC/GNMA lender, issuer, seller, and/or servicer, as applicable, and (iii) has all other necessary licenses and approvals to conduct its business and engage in the activities contemplated hereby.

                  5.8 Compliance with Laws. Borrower and each Guarantor are not in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of Borrower or either Guarantor.

                  5.9 Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower shall furnish to Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

                  5.10 Investment Company Act. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5.11 Payment of Taxes. Borrower and each Guarantor have filed or caused to be filed all federal, state and local income, excise, property and other tax returns which are required to be filed, all such returns are true and correct, and Borrower and each Guarantor have paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due.

                  5.12 Agreements. Neither Borrower nor any Guarantor is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed to Bank. Neither Borrower nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of Borrower or either Guarantor. No holder of any indebtedness of Borrower or either Guarantor has given notice of any asserted default thereunder, and no liquidation or dissolution of Borrower or either Guarantor, and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or either Guarantor or any of its properties is pending, or to the knowledge of Borrower, threatened.

                  5.13 Special Representations Concerning Collateral. Borrower hereby represents and warrants to Bank, as of the date of this Agreement and as of the date of each Advance Request, that:

                           (a)Ownership.  Borrower  is the legal  and  equitable
owner and holder, free and clear of all Liens, of the Pledged Mortgages. All Pledged Mortgages have been and will continue to be validly pledged or assigned to Bank, subject to no other Liens.

                           (b)Borrower's  Authority.   Borrower  has,  and  will
continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

                           (c)Mortgage  Loans.  All  Mortgage  Loans and related
documents included in the Pledged Mortgages (including without limitation Purchase Commitments and Approved Bailee Agreements, as applicable), (i) as of any date of determination, have been duly executed and delivered by the parties thereto at a closing held not more than 120 days prior to such date, (ii) have been made in compliance with all applicable requirements, if any, of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act and all other applicable laws and regulations (including, without limitation, laws, rules and regulations of each Approved State), (iii) are and will continue to be valid and enforceable in accordance with their terms, without defense or offset, (iv) have not been modified or amended nor have any requirements thereof waived, (v) satisfy all requirements of the applicable Approved Purchase Commitment and any issuing and selling guides from time to time issued in connection therewith, (vi) comply and will continue to comply with the terms of this Agreement, (vii) have been fully advanced by Borrower in the face amount thereof, (viii) are first Liens on the premises described therein, and (ix) are not in default beyond the time period provided in Section 2.5(c)(xiii).

                           (d)Compliance  with  FHA  Rules,  etc.  Borrower  has
complied with and will continue to comply with all laws, rules and regulations in respect of the FHA insurance of each Mortgage Loan included in the Pledged Mortgages designated by Borrower as an FHA Loan, and such insurance is and will continue to be in full force and effect.

                           (e)Compliance   with  VA  Rules,  etc.  Borrower  has
complied with and will continue to comply with all laws, rules and regulations in respect of the VA guaranty of each Mortgage Loan included in the Pledged Mortgages designated by Borrower as a VA Loan, and such guaranty is and will continue to be in full force and effect.

                           (f)Compliance  with FHLMC,  FNMA Rules, etc. Borrower
has complied with and will continue to comply with all rules and regulations of FHLMC, FNMA and GNMA, all requirements of the issuers of Approved Purchase Commitments, and all private Mortgage insurer requirements that are applicable to the Pledged Mortgages and all Eligible Mortgage Loans, and all Eligible Mortgage Loans that are not FHA Loans or VA Loans are and will continue to be eligible for purchase by FHLMC, FNMA and/or GNMA.

                           (g)Insurance Policies. All fire and casualty policies
covering the premises encumbered by each Mortgage included in the Pledged Mortgages (1) name and will continue to name Borrower as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available.

                           (h)Flood  Insurance.  Pledged  Mortgages  secured  by
premises located in a special flood hazard area where special flood insurance is required by an Approved Investor (or, if applicable, by a private insurer acceptable to the Approved Investors) are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

                  5.14     Special Representations Concerning Reorganization.

                           (a)The  Reorganization has occurred  substantially in
the manner described in the Recitals hereto with the result that Borrower has acquired certain assets of Miltex.

                           (b)The description of the Reorganization contained in
this Agreement and the Plan is true and correct in all material respects, does not contain any untrue statement and does not omit any material fact.

         VI.      AFFIRMATIVE COVENANTS.

                  Borrower agrees that so long as the Commitment is outstanding or there remain any obligations of Borrower to be paid or performed under this Agreement or under the Note, Borrower will comply with the following covenants.

                  6.1 Payment of Note. Borrower shall punctually pay or cause to be paid the principal of, interest on and all other amounts payable hereunder and under the Note in accordance with the terms thereof.

                  6.2 Financial Statements and Other Reports. Borrower shall deliver to Bank:

                           (a)Borrower Statements.

                           (i)Quarterly Statements. Within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, balance sheets and statements of income, and reconciliation of net worth of Borrower showing the financial condition of Borrower as of the close of such fiscal quarter and the results of Borrower's operations during such quarter, all of which shall be certified by the chief financial officer or such other officer of Borrower approved by Bank and prepared in accordance with GAAP.

                           (ii)Annual Statements. Within ninety (90) days after the end of each fiscal year of Borrower, balance sheets and statements of income, retained earnings and cash flow, showing the financial condition of Borrower as of the close of such fiscal year and the results of Borrower's operations during such year, together with a computation of Borrower's net worth, all the foregoing financial statements to be audited by independent accountants reasonably acceptable to Bank and to include the statement of such independent accountants that such financial statements present fairly the financial position and results of operations of Borrower, and have been prepared in accordance with GAAP.

                           (b)Guarantor Statements.

                           (i)Quarterly Statements. Within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of CHHC, financial statements of CHHC as contained in CHHC's Form 10-Q quarterly report filed with the Securities and Exchange Commission, all of which shall be certified by the chief financial officer or such other officer of CHHC approved by Bank and prepared in accordance with GAAP.

                           (ii)Annual Statements. Within ninety (90) days after the end of each fiscal year of CHHC, financial statements of CHHC as contained in CHHC's Form 10-K annual report filed with the Securities and Exchange Commission, all the foregoing financial statements to be audited by independent certified public accountants reasonably acceptable to Bank and to include the statement of such independent accountants that such financial statements present fairly the financial position and results of operations of CHHC, and have been prepared in accordance with GAAP.

                           (c) Registration Statements,  etc. Promptly after the
same become publicly available, copies of such registration statements, annual, periodic and other reports, such as proxy statements and other information, if any, as shall be filed by Borrower with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934.

                           (d) Regulatory Notices,  etc. Within thirty (30) days
after receipt thereof, copies of all notices, audits, filings, disclosures, responses, reports, orders, claims, and other information filed with or made by or from any regulatory authority (federal, state or local) having regulatory jurisdiction over any part of Borrower's business of soliciting, making, selling, servicing or otherwise dealing in Mortgage Loans.

                           (e)Production  Report.  After the end of each  fiscal
quarter, a production report reflecting the Mortgage Loans closed during the fiscal quarter, which production reports shall be delivered with the financial statements for such quarter pursuant to Section 6.2(a).

                           (f)Servicing  Report.  After  the end of each  fiscal
quarter, a servicing report reflecting the composition of Borrower's servicing portfolio, together with information regarding any delinquencies or defaults.

                           (g)Schedule of Purchase Commitments.  If requested by
Bank, weekly on or before the first day of each week, a schedule in form acceptable to Bank of all purchase commitments issued by Approved Investors identified to a Mortgage Loan and grouped by type of Mortgage Loan which qualifies for delivery pursuant to such purchase commitments, listing the name of the investor, the commitment type (i.e., mandatory, optional, standby, etc.), the commitment amount which remains available for future deliveries, the yield requirement or the price and interest rate for which said price is quoted, and the expiration, delivery or settlement date for each such purchase commitment.

                           (h)Pipeline Report. At Bank's request,  monthly on or
before the tenth day of each month, a pipeline report reflecting loans originated, loans in process, loans closed, together with information regarding any delinquencies or defaults.

                           (i)Officer's   Certificates.   Together   with   each
delivery of financial statements pursuant to Section 6.2(a), an Officer's certificate of Borrower in the form of Exhibit E hereto.

                           (j)Other   Information.   From  time  to  time,  with
reasonable promptness, such further information regarding the business, operations, properties or financial condition of Borrower and Mortgage Loans as Bank may reasonably request.

                  6.3 Maintenance of Existence; Conduct of Business. Borrower shall preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business; conduct its business in an orderly and efficient manner; and make no material and adverse change in the nature or character of its business or engage in any business which is not directly related to the business of soliciting, making, selling, servicing or otherwise dealing in Mortgage Loans.

                  6.4 Change of Control. One hundred percent (100%) of the issued and outstanding shares of stock in Borrower shall continue to be owned directly or indirectly by CHI and one hundred percent (100%) of the issued and outstanding shares of stock in CHI shall continue to be owned by CHHC, in each case free and clear of any Liens or encumbrances.

                  6.5 Sale of Assets; Merger. Borrower shall not, without the consent of Bank, sell, transfer, lease, lend or otherwise dispose of (whether in one transaction or in a series of related transactions) all of its assets or any substantial part of its assets which disposition has or could have a material adverse effect on Borrower (provided, however, that the foregoing shall not restrict sales of servicing rights or sales of Mortgage Loans contemplated hereby); and Borrower will not consolidate with or merge into any other Person without the consent of Bank, which consent may be granted or withheld in Bank's reasonable discretion.

                  6.6 Compliance with Applicable Laws. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition; Borrower shall maintain its status as an approved FHA/VA/FNMA/FHLMC/GNMA seller, servicer, lender and/or issuer and all other permits, licenses and approvals necessary or desirable for Borrower to maintain and conduct the business of Borrower contemplated hereby, including, without limitation, all such permits, licenses and approvals necessary to conduct such business in each state in which Borrower makes or proposes to make Mortgage Loans.

                  6.7 Inspection of Properties and Books. Borrower shall permit authorized representatives of Bank, upon request by Bank to Borrower, to discuss the business and operations of Borrower with its officers and employees, to discuss the assets and financial condition of Borrower with its officers and employees, and to examine its books and records and make copies or extracts thereof, all at such reasonable times as Bank may request.

                  6.8      Financial Covenants.

                           (a)Net  Worth  Ratio.  Borrower  shall not permit the
ratio of (i) Borrower's Debt to (ii) Borrower's Adjusted Tangible Net Worth to be greater than 8:1.

                           (i)"Borrower's Debt" means,  without limitation,  (A)
any indebtedness of Borrower for borrowed money, (B) all indebtedness of Borrower evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments, (C) all indebtedness of Borrower to pay the deferred purchase price of property or services received, including accounts payable and accrued expenses arising in the ordinary course of business, (D) all capitalized lease obligations of Borrower, (E) all debt of others secured by a lien on any asset of Borrower, whether or not such debt is assumed by Borrower or guaranteed by Borrower, (F) all debt of others guaranteed by Borrower, and (G) all other indebtedness that would appear as a liability upon a balance sheet of Borrower prepared in accordance with GAAP.

                           (ii)"Adjusted  Tangible Net Worth"  means,  as of any
date, Borrower's Tangible Net Worth plus one percent (1%) of the outstanding principal balance of Borrower's primary servicing portfolio.

                           (iii)"Tangible  Net  Worth"  means,  as of any  date,
Borrower's net worth as determined in accordance with GAAP, less Intangible Assets reflected on the balance sheet of Borrower.

                           (iv)"Intangible  Assets" means all  unamortized  debt
discount and expense, unamortized deferred charges, goodwill, patents, trade marks, service marks, trade names, copyrights, write-ups of assets over their carrying value, and all other items which would be treated as intangibles on the consolidated balance sheet of Borrower in accordance with GAAP.

                           (b)Minimum  Tangible  Net Worth.  Borrower  shall not
permit Borrower's Tangible Net Worth to be less than $4,120,000.00.

Borrower's compliance with the requirements in this Section 6.8 shall be measured quarterly pursuant to the Officer's Certificates provided under Section 6.2(h).

                  6.9 Notice. Borrower shall give prompt written notice to Bank of (a) any action, suit or proceeding instituted by or against Borrower or Guarantor in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), or any such proceedings threatened against Borrower or Guarantor, the outcome of which could have a material adverse effect upon Borrower's or Guarantor's business, operations, assets or financial condition, (b) the filing, recording or assessment of any federal, state or local tax lien for delinquent taxes against Borrower or Guarantor or any of their respective assets, (c) the occurrence of any Event of Default hereunder or the occurrence of any Unmatured Event of Default, (d) the receipt by Borrower of notice of any default or "event of default" under any Approved Purchase Commitment or Approved Bailee Agreement or the occurrence of any "event of default" or the occurrence of any material default or violation under any Approved Purchase Commitment or Approved Bailee Agreement for which applicable cure periods (if any) have expired regardless of whether notice thereof shall have been given to Borrower by the Approved Investor; and (e) the occurrence of any material adverse change in the business, operations, assets or financial condition of Borrower or Guarantor.

                  6.10 Payment of Debt, Taxes, etc. Borrower shall pay and perform all obligations of Borrower promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof and which, in each case, may reasonably be expected to result in any material and adverse change in the business, operations, assets, or financial condition of Borrower; provided, however, that Borrower shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which Borrower shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued.

                  6.11 Payment of Expenses. Borrower hereby authorizes Bank to pay any reasonable expenses, charges and levies required to be paid hereunder (other than such expenses, charges and levies as are being contested in good faith and by proper proceedings in accordance with Section 6.10 hereof), notwithstanding that Borrower may not have requested Bank to make such payments, to the extent that if not paid such expenses, charges and levies could, in Bank's reasonable opinion, have a material and adverse affect on the Collateral or on the existence, perfection or priority of Bank's security interest therein. Bank may make such payments notwithstanding the fact that Borrower is in default under the terms of this Agreement. Such payments shall be added to the outstanding principal balance of the Note and shall be due and payable on demand. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Bank to make such payments.

                  6.12 Insured Closings. If available, Borrower shall obtain and maintain in effect at all times an insured closing letter from each title insurance company from which mortgagee title insurance is procured, indemnifying and holding Borrower harmless from and against the failure of the agents of such title insurance companies to comply with the written closing instructions of Borrower as to the Pledged Mortgages hereunder and will provide Bank with evidence of the same from time to time upon request. Borrower agrees to indemnify and hold harmless Bank of, from, for and against any loss, claim, or damages, including reasonable attorneys' fees and costs, attributable to the failure of such title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of Borrower or Bank relating to such Mortgage Loan.

                  6.13 Other Loan Obligations. Borrower shall perform all obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which Borrower is bound or to which any of its property is subject and which may reasonably be expected to result in any material and adverse change in the business, operations, assets, or financial condition of Borrower, and will promptly notify Bank in writing of the cancellation or reduction of any of its other mortgage warehousing lines of credit or agreements with any other lender.

                  6.14 Use of Proceeds of Advances. Borrower shall use the proceeds of each Advance solely for the purpose of financing the origination of Eligible Mortgage Loans.

                  6.15 Approved Purchase Commitments. Borrower shall not assign, transfer, or otherwise convey or pledge any of its rights under the Approved Purchase Commitments or the Approved Bailee Agreements, except with the express written consent of Bank, which consent may be granted or withheld in the sole and absolute discretion of Bank. Borrower shall comply with all of the terms and conditions of the Approved Purchase Commitments and the Approved Bailee Agreements and shall not permit any event to occur or condition to exist which either immediately or with notice or the lapse of time or both would permit any party to the Approved Purchase Commitments or the Approved Bailee Agreements to terminate such Agreements or otherwise not to perform any of their respective obligations thereunder.

                  6.16 Insurance. Borrower shall maintain a policy of errors and omissions insurance and a fidelity bond, each in form and amount and with an insurance company reasonably satisfactory to Bank with due regard to generally accepted mortgage banking and loan servicing practices. Borrower shall also maintain insurance with respect to the risk of loss of Collateral Documents during the transport thereof in form and amount and with an insurance company reasonably satisfactory to Bank.

                  6.17     Special Covenants Concerning Collateral.

                           (a)Ownership;  Perfection of Liens. Borrower warrants
and will defend the right, title and interest of Bank in and to the Pledged Mortgages against the claims and demands of all persons whomsoever and shall take all action necessary to assure that Bank has and will at all times have a valid and perfected first priority security interest in each Pledged Mortgage.

                           (b)Financing Statements; Further Assurances. Borrower
shall execute and deliver to Bank such Uniform Commercial Code financing statements with respect to the Collateral as Bank may request. Borrower also shall execute and deliver to Bank such further instruments of sale, pledge or assignment or transfer, and such powers of attorney exercisable upon the occurrence and during the continuation of an Event of Default, as required by Bank, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Bank under this Agreement. Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arizona, or any other applicable law, in addition to all rights provided for herein.

                           (c)No Amendments. Borrower shall not amend or modify,
or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages or Approved Purchase Commitments or any related rights except upon the written consent of Bank.

                           (d)No Sale, Assignment or Encumbering. Borrower shall
not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement), any of the Collateral or any interest therein other than sales to Approved Investors pursuant to the Approved Purchase Commitments or as otherwise permitted hereby. Borrower shall not cause or permit, whether voluntarily or involuntarily, any lien, encumbrance, security interest, or other assignment to exist with respect to, or otherwise affect, Borrower's Servicing Rights. As used herein, "Servicing Rights" shall mean the rights of Borrower to service Mortgage Loans (including without limitation, the right to collect payments of principal and interest, receive late charges and other payments, maintain tax and insurance impound and escrow accounts, and to otherwise administer, monitor, and act with respect to Mortgage Loans), whether or not such Mortgage Loans are owned by Borrower, together with all fees, payments, and other amounts received or receivable with respect to such loan servicing and all proceeds of such loan servicing.

                           (e)Servicing.  Borrower  shall  service  all  Pledged
Mortgages in accordance with the standard requirements of the issuers of Purchase Commitments identified thereto and all applicable FHA, VA, and private mortgage insurer requirements.

                  6.18 Collection Rights. Except as otherwise set forth herein, and unless any Event of Default has occurred, Borrower shall be entitled to receive and collect directly all sums payable in respect of the Collateral, in a manner not inconsistent with the terms of this Agreement; provided, however, that all amounts payable by an Approved Investor to purchase a Pledged Mortgage shall be paid directly to Bank by such Approved Investor. Upon the occurrence of an Event of Default, Bank shall thereafter be entitled to receive and collect all sums payable in respect of the Collateral pursuant to Section 7.2(b) of this Agreement.

                  6.19 Appraisals. Borrower acknowledges that Bank as a federally regulated institution is required to meet certain regulations regarding appraisals of loans secured by real estate. Borrower agrees that it shall be Bank's agent for the purpose of ordering such appraisals and that upon request, Borrower shall make available to Bank all information regarding such appraisals, including, without limitation, identification of the appraisers, copies of all appraisals, copies of all instruction letters regarding such appraisals, and copies of all other applicable policies and procedures of Borrower related to obtaining appraisals. In the event Bank shall ever reasonably determine that appraisals obtained by Borrower are not in compliance with such regulations or Bank's internal policies, Borrower shall change Borrower's appraisal policies to Bank's satisfaction.

         VII.     DEFAULTS; REMEDIES.

                  7.1 Events of Default. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

                           (a)Failure  to Pay.  Failure of  Borrower  to pay the
principal of any Advance within fifteen (15) days after the date it is due, whether at stated maturity, by acceleration, or otherwise; or failure of Borrower to pay any installment of interest on any Advance within fifteen (15) days after the date it is due; or failure of Borrower to pay any other amount due under this Agreement within fifteen (15) days after the date it is due; or

                           (b)Breach of Representations  and Warranties.  Any of
Borrower's or Guarantors' representations or warranties made herein or in any statement or certificate at any time given by Borrower or any Guarantor in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect on the date made or renewed; or

                           (c)Other Loans. Failure of Borrower, any Guarantor or
any Person that controls, is controlled by, or is under common control with, Borrower to pay amounts due Bank in regard to indebtedness heretofore or hereafter issued, assumed, guaranteed, contracted for or incurred; or

                           (d)Other  Defaults.  Borrower  shall  default  in the
performance of or compliance with any other covenant or other term contained in this Agreement; or

                           (e)Adverse  Change.  The  occurrence  of any  adverse
change in the business, operations, assets or financial condition of Borrower or any Guarantor deemed material to Bank; or

                           (f)Insolvency,  etc.  Borrower or any Guarantor shall
admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for Borrower or any Guarantor or for all or substantially all of its property; or Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings relating to Borrower or any Guarantor under the laws of any jurisdiction; or

                           (g)Receivership,  etc. A receiver, trustee or similar
officer shall be appointed for Borrower or any Guarantor or for all or substantially all of its property without the application or consent of Borrower or any Guarantor and such appointment shall continue undischarged for a period of sixty (60) days; or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against Borrower or any Guarantor without its consent, and shall remain undismissed for a period of sixty (60) days; or

                           (h)Judgments.  Any money judgment, writ or warrant of
attachment, or similar process involving in any case an amount in excess of $100,000.00 shall be entered or filed against Borrower or any Guarantor or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed execution sale thereunder; or

                           (i)Dissolution.  Any order,  judgment or decree shall
be entered against Borrower or any Guarantor decreeing the dissolution or split up of Borrower or any Guarantor and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days; or

                           (j)Challenge  to  Borrower's  Obligations.   Borrower
shall purport to disavow its obligations hereunder or shall contest the validity or enforceability hereof; or Bank's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to Bank's approval, no Event of Default shall occur as a result of such improvement if all Advances made against such Collateral shall be paid in full within ten (10) days of the date of such impairment; or

                           (k)Revocation or Suspension of Licenses. Any license,
approval, or other authorization necessary for Borrower to make the Mortgage Loans and conduct the other activities contemplated hereby, including, without limitation, any mortgage banking or other lending license, and any GNMA, FNMA or FHLMC seller/servicer or other approval shall be suspended or revoked; or

                           (l)Other  Default.  An Event of Default  shall  occur
under any other Loan Document.

                  7.2      Remedies.

                           (a)Acceleration.  Upon the  occurrence of an Event of
Default, at Bank's option, the unpaid principal amount of and accrued interest on the Note shall become due and payable automatically, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by Borrower.

                           (b)Other Remedies. Upon the occurrence of an Event of
Default (and in the case of subparagraph (b)(vi) below upon the occurrence of an Unmatured Event of Default), Bank may also do any of the following:

                           (i)Enforcement of Security  Interest.  Foreclose upon
or otherwise enforce its security interest in and the Lien on the Collateral to secure all payments and performance of obligations owed by Borrower under this Agreement.

                           (ii)Notification of Obligors. Notify all obligors and
Approved Investors of the Collateral that the Collateral has been assigned to Bank and that all payments thereon are to be made directly to Bank or such other party as may be designated by Bank; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, or by any such obligor or Approved Investor on terms acceptable to Bank; enforce payment and prosecute any action or proceeding with respect to any and all the Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in such Collateral by any available judicial process and sell property acquired as a result of any such foreclosure.

                           (iii)Servicing.  Act, or contract  with a third party
to act, as servicer of each item of Collateral requiring servicing and perform all obligations required in connection with Purchase Commitments, such third party's reasonable fees to be paid by Borrower.

                           (iv)UCC Remedies.  Enforce the purchase obligation of
an Approved Investor under the applicable Approved Purchase Commitment, and exercise all other rights and remedies of a secured creditor under the Uniform Commercial Code of the State of Arizona, including but not limited to selling the Collateral at public or private sale. Bank shall give Borrower not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. Borrower agrees that ten (10) days' notice shall be reasonable notice. At any such sale the Collateral may be sold as an entirety or in separate parts, as Bank may determine. Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Bank until the selling price is paid by the purchaser thereof, but Bank shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Bank may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due hereunder or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both. Borrower hereby waives any claims it may have against Bank arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, or was less than the aggregate amount of the indebtedness outstanding hereunder.

                           (v)Direct  Action.  Proceed  against  Borrower on the
Note.

                           (vi)Suspension of Advances.  Cease making any further
Advances.

                           (vii)Other  Commitments.  Terminate  any  commitments
contained in any agreement between Bank and Borrower to make any further loans or advances.

                           (viii)Other Acceleration. Declare immediately due and
payable any one or more of all other debts or obligations of Borrower to Bank.

                           (ix)Other Remedies. Otherwise exercise its rights and
remedies available hereunder or under applicable law.

                           (x)Rights  Under Bailee  Agreements.  Enforce  Bank's
rights pursuant to any Approved Bailee Agreements to require any Approved Investors to purchase Mortgage Loans.

                           (xi)Receiver. Obtain the appointment of a receiver of
the business and assets of Borrower.

                           (c)Waivers. Borrower waives any right to require Bank
to (i) proceed against any Person, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (iii) pursue any other remedy in its power.

                           (d)Protection  of Lien.  Bank  may,  but shall not be
obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums, to the extent permitted by such Mortgage. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Bank in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, shall become a part of the principal balance outstanding under the Note and shall accrue interest at the rate or rates specified in the Note.

                           (e)No  Waivers.  No  failure  on the  part of Bank to
exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by Bank of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

                  7.3 Binding Arbitration. All controversies and claims of any nature arising directly or indirectly out of any and all loan transactions between Borrower and Bank and any related agreements, instruments or documents, shall at the written request of Borrower or Bank be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

                           (a)Arbitration  Panel. A single arbitrator shall have
the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

                           (b)Provisional Remedies,  Self-Help, and Foreclosure.
No provision of this Section 7.3 shall limit the right of any party to exercise self-help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its rights under a security agreement by private or public sale, a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the right to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

                  7.4 Application of Proceeds. The proceeds of any sale or other enforcement of Bank's security interest in all or any part of the Collateral shall be applied by Bank:

                  First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Bank's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Bank in connection therewith;

                  Second, to the payment of any other amounts due (other than principal and interest) under the Note or this Agreement;

                  Third, to the payment of interest accrued and unpaid on the Note;

                  Fourth, to the payment of the outstanding principal balance of the Note; and

                  Finally, to the payment to Borrower or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Note and all other amounts due hereunder, Borrower shall remain liable for any deficiency.

                  7.5 Bank Appointed Attorney-in-Fact. Bank is hereby appointed the attorney-in-fact of Borrower, effective from and after the occurrence and during the continuation of an Event of Default, with full power of substitution, for the purpose of executing any instruments and performing other acts which Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Bank shall have the right and power to give notices of its security interest in the Collateral to any Person, in the name of the holder of the Pledged Mortgages, or to receive, endorse and collect all checks made payable to the order of Borrower representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages and to give full discharge for the same.

                  7.6 Right of Set-Off. Upon the occurrence of an Event of Default, Bank shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all deposits of money or property held by Bank in the name of Borrower (other than accounts which are held by Borrower in a trust or fiduciary capacity that is reflected on the books of Bank) or any other indebtedness owing by Bank to Borrower against and on account of the obligations and liabilities of Borrower under the Note and this Agreement, irrespective of whether or not Bank shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured. Borrower hereby grants to Bank a security interest in all such deposits or money or property and Bank shall have all rights of a secured party with respect thereto.

         VIII.    NOTICES.

                  All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered (i) in person, (ii) mailed, first class, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a notice to the other, or (iii) by telecopier to the respective parties hereto at their respective telecopier numbers hereinafter set forth or, as to any such party, at such other telecopier number as may be designated by it in a notice to the other. All Notices shall be conclusively deemed to have been properly given or made two (2) Business Days after being duly deposited in the mails, addressed as set forth below or, in the case of notices delivered personally or by telecopier, upon actual receipt thereof by the party to whom such notice is directed:

         if to Borrower:   CH Mortgage Company
                           7001 North Scottsdale Road
                           Suite 2050
                           Scottsdale, Arizona  85250
                           Telecopier:  (602) 991-1682

         if to Bank:       Bank One, Arizona, NA
                           Real Estate Finance Division
                           Mortgage Finance Department
                           Post Office Box 29542
                           Phoenix, Arizona  85038
                           Attn: Dept. A-581
                           Telecopier: (602) 221-1372

         IX.      REIMBURSEMENT OF EXPENSES; INDEMNITY.

                  Borrower shall:

                           (a)pay all out-of-pocket  costs and expenses of Bank,
including reasonable attorneys' fees, in connection with the negotiation, documentation, and enforcement of this Agreement, the Note, and other documents and instruments related hereto and the making and repayment of the Advances and the payment of interest thereon;

                           (b)upon demand,  pay, and hold Bank and any holder of
the Note harmless of, from, for and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save Bank and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes;

                           (c)upon demand, indemnify, pay and hold harmless Bank
and any of its officers, directors, employees or agents and any subsequent holder of the Note of, from, for and against any and all liabilities, obligations losses, damages, penalties, judgments, suits, costs, expenses (including reasonable attorney's fees) and disbursements of any kind whatsoever arising out of or relating to this Agreement, including without limitation,

                           (i)any suit, claim or demand on account of any action
or failure to act by Borrower,

                           (ii)any  suit,   claim  or  demand  arising  from  or
relating to the failure of any Mortgage Loans to be made in full compliance with all applicable requirements, if any, of the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Federal Truth-In-Lending Act, all other applicable laws and regulations, and/or the applicable Approved Investor Agreements,

                           (iii)any  other  claims,  defenses  or  offsets  with
respect to any Mortgage Loans or the failure of any Mortgage Loan to otherwise comply with the provisions of this agreement, and

                           (iv)any  suit,  claim or  demand  arising  out of any
actual or alleged disposal, generation, manufacture, presence, processing, production, release, storage, transportation, treatment, or use of any and all nuclear, toxic, radioactive or other hazardous waste on any property encumbered by any of the Mortgages regardless of whether intentional, negligent, or accidental.

(all of the above are collectively the "Indemnified Liabilities").

         X.       MISCELLANEOUS.

                  10.1 Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of Borrower shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding or there remains any obligation of Borrower hereunder or under the Note to be paid or performed.

                  10.2 Assignment. This Agreement may not be assigned by Borrower. This Agreement and the Note, along with Bank's security interest in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by Bank, and any assignee thereof may enforce this Agreement, the Note and such interest. Bank shall use its reasonable efforts to provide Borrower with notice of any such transfer or assignment; provided, however, that Bank's failure to provide such notice shall not in any way invalidate such transfer or assignment or otherwise constitute a breach by Bank of its obligations pursuant to this Agreement, and any payments made or performance rendered by Borrower to Bank prior to Borrower's receipt of such notice shall be deemed to have been duly made or rendered under this Agreement.

                  10.3 Participation. Borrower agrees that Bank may enter into agreements with other financial institutions to participate in this credit accommodation. Borrower agrees to execute all documents and instruments reasonably requested by Bank in order to facilitate said participation.

                  10.4 Amendments. This Agreement may not be amended, modified or supplemented except in a writing signed by the parties hereto.

                  10.5 Governing Law. This Agreement and the Note shall be governed and construed by the laws of the State of Arizona.

                  10.6 Entire Agreement. This Agreement and the documents referred to in this Agreement represent the entire agreement between, and reflect the reasonable expectations of, Borrower and Bank with respect to the subject matter hereof.

                  10.7 Savings Clause. This Agreement and all of the other Credit Agreement Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Credit Agreement Documents or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by the Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Note, this Agreement, or under any of the other Credit Agreement Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by the Note, or if Bank's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of the Note (or, if the Note and all other indebtedness arising under or pursuant to the other Credit Agreement Documents have been paid in full, refunded to Borrower), and the provisions of the Note and the other Credit Agreement Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under the Note or arising under or pursuant to the other Credit Agreement Documents shall, to the maximum extend permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law, for the purpose of determining the Maximum Rate. Notwithstanding anything to the contrary contained herein or in any of the other Credit Agreement Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

                  If the laws of the State of Texas are ever deemed to govern this Agreement or the Note notwithstanding the parties expressed intent to the contrary, the parties agree that TEX. REV. CIV. STAT. ANN. art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall in no event apply to this Agreement or the Note. Further, to the extent that TEX. REV. CIV. STAT. ANN. art 5069-1.04, as amended, is applicable to the Note or this Agreement, the "indicated rate ceiling" specified in such article is the applicable ceiling; provided that, if any law permits greater interest, the law permitting the greatest interest shall apply.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

                                        BORROWER:

                                        CH MORTGAGE COMPANY, a Colorado
                                        corporation formerly known as American
                                        Western Mortgage Company


                                        By:   /s/ Julie E. Collins
                                           -------------------------------------
                                        Name:     Julie E. Collins
                                             -----------------------------------
                                        Title:    Vice President
                                              ----------------------------------

                                        BANK:

                                        BANK ONE, ARIZONA, NA, a national
                                        banking association formerly known as
                                        The Valley National Bank of Arizona


                                        By: /s/ Rhonda R. Williams
                                           -------------------------------------
                                        Name:   Rhonda R. Williams
                                             -----------------------------------
                                        Title:  Assistant Vice President
                                              ----------------------------------